Exhibit 99.1

Unigene and GSK Enter Development Services and Clinical Supply Agreement in Preparation of Potential Phase 3 Study of Oral PTH for the Treatment of Osteoporosis in Postmenopausal Women

- Unigene to receive up to $2.2MM in milestone payments from GSK to conduct certain development and manufacturing activities-

August 8, 2011 –BOONTON, N.J. -- (BUSINESS WIRE) -- Unigene Laboratories, Inc. (OTCBB: UGNE) a leader in the design, delivery, manufacture and development of peptide-based therapeutics announced today that the Company has entered into a Development Services and Clinical Supply Agreement with GlaxoSmithKline (GSK).  Under the terms of the agreement, Unigene will receive up to approximately $2.2 million in milestone payments from GSK to undertake certain development and manufacturing activities. These activities are related to the active pharmaceutical ingredient and finished drug product for an oral formulation of a recombinantly produced investigational parathyroid hormone (PTH) analog for the treatment of osteoporosis in postmenopausal women in advance of GSK’s potential decision to study the molecule in a Phase 3 program.

Unigene is developing its investigational oral PTH in collaboration with GSK as part of an exclusive worldwide licensing agreement.  The Company’s oral PTH is currently in Phase 2 with top-line results from this study expected before year end.

Ashleigh Palmer, President and Chief Executive Officer of Unigene Laboratories, Inc., said, “We have made tremendous progress with our Phase 2 program since the beginning of the year and are thrilled to be working closely with GSK on the most advanced oral PTH in development.  We believe the signing of this agreement reflects our validated, proprietary oral peptide delivery technology and state-of-the-art recombinant manufacturing capabilities and our growing leadership in the peptide sector.”  Palmer, continued, “We are highly focused on advancing our oral PTH that we believe has the potential to address such an important medical need.”

About Unigene-GSK Exclusive Worldwide Licensing Agreement
On December 10, 2010, Unigene entered into an amended and restated exclusive worldwide license agreement with GSK to develop and commercialize an oral formulation of a recombinantly produced PTH analog for the treatment of osteoporosis in postmenopausal women. Under the terms of the amended and restated agreement, Unigene is responsible for the manufacture of the PTH and the conduct of the Phase 2 study.  The Company received an upfront payment of $4 million in December to cover costs associated with the Phase 2 study, and also received an additional $4 million payment in May upon completion of Phase 2 patient enrollment, and is eligible to receive further payments of up to approximately $140 million based on the achievement of regulatory and commercialization milestones.   In addition, Unigene is eligible to receive tiered double-digit royalties in the low-to-mid teens on global sales.  Once the Phase 2 study has been completed and based on a review of the data, GSK may elect to assume responsibility for all future development and commercialization of the product.

About Osteoporosis
Osteoporosis is a disease in which bones become brittle and so are more likely to break. In osteoporotic women and men, the density and quality of bone are reduced, leading to deterioration of the skeleton and increased risk of fracture. It's often diagnosed only after an osteoporosis-related fracture happens because prior to such an event, the patient has no outward signs or symptoms. The disease has a significant impact on patients' quality of life and it is estimated that one in three women and one in five men over the age of 50 will develop osteoporosis during their lifetimes.

The prevalence of osteoporosis is growing as the number of post-menopausal women rises, along with the general increase in life expectancy. Osteoporosis affects an estimated 75 million people in Europe, the US and Japan. In women over 45, osteoporosis accounts for more days spent in hospital than many other diseases, including diabetes, heart attack and breast cancer. There is currently no cure for osteoporosis, but available treatments can strengthen bones and help reduce the risk of fractures.

Source:  International Osteoporosis Foundation

About Unigene Laboratories, Inc.
Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform. Peptelligence encompasses extensive intellectual property covering delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. Core Peptelligence assets include proprietary oral and nasal peptide delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies.

Unigene’s technologies have extensive clinical and partner validation. The Company’s first product to market, Fortical®, a nasal calcitonin product, received FDA approval in 2005 and is marketed in the U.S. by Upsher-Smith for the treatment of postmenopausal osteoporosis. Unigene licensed its oral calcitonin program to Tarsa Therapeutics and expects an NDA filing with the FDA before year end.  The Company has a worldwide licensing agreement with GlaxoSmithKline for its parathyroid hormone product candidate currently in Phase 2.  In addition, Unigene has a manufacturing license agreement with Novartis, which is completing three Phase 3 studies of oral calcitonin for the treatment of osteoporosis and osteoarthritis.

For more information about Unigene, please visit http://www.unigene.com. For information about Fortical, please visit http://www.fortical.com.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including with respect to clinical studies of one of our licensees. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

Investor/Media Contact:
Unigene Laboratories, Inc.
Jenene Thomas
VP, Investor Relations and Business Administration
Email:  jthomas@unigene.com
Direct:  973-265-1107